CERTIFICATE NO.                                                           SHARES
      1                                                                   2,752

                       BLACKROCK MUNICIPAL 2018 TERM TRUST
                Organized Under the Laws of The State of Delaware
                   Auction Market Preferred Shares - Series W7
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                           Cusip No.0924 8C 20 5

     This certifies that Cede & Co. is the owner of 2,752 fully paid and non-assessable shares of Auction Market Preferred Shares - Series W7, $.001 par value per share, $25,000 liquidation preference per share, of BlackRock Municipal 2018 Term Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 14th day of December 2001

THE BANK OF NEW YORK                           BLACKROCK MUNICIPAL
As Transfer Agent and Registrar                2018 TERM TRUST

By:                                     By:
    ---------------------------------          ---------------------------------
    Joe Panepinto                              Kevin Klingert
    Vice President                             Vice President

                                        Attest:
                                               ---------------------------------
                                               Anne F. Ackerley
                                               Secretary

FOR VALUE RECEIVED,                                    hereby sells, assigns and
                    ---------------------------------
transfers unto
               -----------------------------------------------------------------

--------------------------------------------------------------------------------

Shares represented by this Certificate, and do hereby irrevocably constitute and

appoint                        Attorney to transfer the said Shares on the books
       -----------------------

of the within named Trust with full power of substitution in the premises.

Dated                                              ,
       --------------------------------------------  -----------------

In presence of

--------------------------------------  ----------------------------------------

     Shares of Auction Market Preferred Shares evidenced by this Certifi cate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

     The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limita tions and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.                                                           SHARES
     1                                                                     2,752

                       BLACKROCK MUNICIPAL 2018 TERM TRUST
                Organized Under the Laws of The State of Delaware
                    Auction Market Preferred Shares - Series
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                          Cusip No. 0924 8C 20 5

     This certifies that Cede & Co. is the owner of 2,752 fully paid and non-assessable shares of Auction Market Preferred Shares - Series R7, $.001 par value per share, $25,000 liquidation preference per share, of BlackRock Municipal 2018 Term Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless counter signed by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 14th day of December 2001

THE BANK OF NEW YORK                        BLACKROCK MUNICIPAL
As Transfer Agent and Registrar             2018 TERM TRUST


By:                                         By:
    --------------------------------                ----------------------------
    Joe Panepinto                                   Kevin Klingert
    Vice President                                  Vice President

                                            Attest:
                                                    ----------------------------
                                                    Anne F. Ackerley
                                                    Secretary

FOR VALUE RECEIVED,                                    hereby sells, assigns and
                    ----------------------------------
transfers unto
               -----------------------------------------------------------------

--------------------------------------------------------------------------------

Shares represented by this Certificate, and do hereby irrevocably constitute and

appoint                            Attorney to transfer the said
       ---------------------------
Shares on the books of the within named Trust with full power of substitution in the premises.

Dated                                              ,
       --------------------------------------------  -----------------

In presence of

--------------------------------------  ----------------------------------------

     Shares of Auction Market Preferred Shares evidenced by this Certifi cate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

     The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limita tions and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.